UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 8, 2013

THE GYMBOREE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21250	94-2615258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Howard Street, San Francisco, CA

94105

(Address of Principal Executive Offices, Including Zip Code)

(415) 278-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 8, 2013, the Compensation Committee of the Board of Directors (the “Board”) of The Gymboree Corporation (the “Company”) amended and restated The Gymboree Corporation Management Severance Plan (the “Plan”).

The Plan was amended to remove the automatic termination date of April 1, 2013. In connection with the amendment of the plan, the Company also increased, on a temporary basis through the end of the first quarter of calendar 2015, the amount of severance payable to certain of the Plan participants to 12 months (previously six months) of base salary and COBRA premium payments. The Plan will remain in effect indefinitely, although it may be terminated at any time at the discretion of the Board or an authorized committee thereof.

Except as noted above, the material terms of the prior version of the Plan remain in effect. The foregoing description of the Plan is qualified in its entirety by reference to The Gymboree Corporation Management Severance Plan, as amended and restated effective January 8, 2013, which is filed as an exhibit hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

No.	Description
10.1	The Gymboree Corporation Management Severance Plan, as amended and restated effective January 8, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GYMBOREE CORPORATION

By:	/s/ Lynda G. Gustafson
Name: Lynda G. Gustafson Title: Vice President, Corporate Controller

Date: January 11, 2013

EXHIBIT INDEX

No.	Description
10.1	The Gymboree Corporation Management Severance Plan, as amended and restated effective January 8, 2013